UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2017
ANDEAVOR
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.

On November 16, 2016, Andeavor (the "Company") and Western Refining, Inc. (“Western Refining”) entered into an Agreement and Plan of Merger whereby the Company agreed to acquire Western Refining through a mixed consideration deal valued at approximately $6.4 billion (the “Merger”). On December 14, 2016, the Company filed with the Securities and Exchange Commission a Form S-4 Registration Statement that, among other things, made certain disclosures regarding the Merger (the “Original Registration Statement”). On February 7, 2017, the members of the Company's board of directors were named as defendants in a purported stockholder class action filed in the Delaware Court of Chancery (the “Court”) by one of the Company's stockholders. The suit is captioned Carl Arias v. Gregory J Goff, et al., C.A. No. 2017-0094-AGB. The complaint alleged that the Company's directors breached their fiduciary duties of care, loyalty, good faith and/or disclosure by failing to disclose to the Company's stockholders all material information necessary to make an informed decision regarding the Company's proposal to issue common stock in connection with the Merger. Among other remedies, the plaintiff sought to enjoin the Merger and to hold the Company's directors liable for allegedly breaching their fiduciary duties.

After the complaint was filed, the Company determined to include additional disclosures in the Original Registration Statement, which the Company made in a supplement to the Original Registration Statement filed on February 14, 2017 (the “Supplemental Disclosures”). On February 24, 2017, the Court approved a stipulation under which the plaintiff voluntarily dismissed the action with prejudice as to himself only, but without prejudice as to all plaintiffs and any other putative class member. The Court retained jurisdiction solely for the purpose of adjudicating plaintiff’s counsel’s anticipated application for an award of attorneys’ fees and reimbursement of expenses in connection with the Supplemental Disclosures. The Company subsequently agreed to pay $165,000 to plaintiff’s counsel for attorneys’ fees and expenses in full satisfaction of the claim for attorneys’ fees and expenses in the action. The Court has not been asked to review, and will pass no judgment on, the payment of the attorneys’ fees and expenses or their reasonableness.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 22, 2017

ANDEAVOR

By:	/s/ BLANE W. PEERY
Blane W. Peery
Vice President and Controller